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                                                                    EXHIBIT 4.12
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                    BOMBARDIER CREDIT RECEIVABLES CORPORATION
                                    Depositor



                             BOMBARDIER CAPITAL INC.
                                    Servicer



                                       and



                               DEUTSCHE BANK TRUST
                                COMPANY AMERICAS
                    (formerly known as Bankers Trust Company)
                                     Trustee



                      Bombardier Receivables Master Trust I



                               AMENDMENT NUMBER 5

                          Dated as of September 1, 2002

                                       to

                         POOLING AND SERVICING AGREEMENT

                           Dated as of January 1, 1994


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                  Amendment Number 5 dated as of September 1, 2002 (this
"Amendment") to the Pooling and Servicing Agreement dated as of January 1, 1994, as amended by Amendment Number 1 dated as of January 1, 1997, by Amendment Number 2 dated as of October 19, 1999, by Amendment Number 3 dated October 19, 1999 and by Amendment Number 4 dated as of May 31, 2002 (as so amended the "Pooling and Servicing Agreement"), each among Bombardier Credit Receivables Corporation, a Delaware corporation, as Depositor, Bombardier Capital Inc. ("BCI"), a Massachusetts corporation, as Servicer, and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), a New York banking corporation, as Trustee (the "Trustee").

                  WHEREAS, the Depositor, the Servicer and the Trustee entered into the Pooling and Servicing Agreement.

                  WHEREAS, revisions to Article 9 of the Uniform Commercial Code ("UCC") became effective in the State of Vermont and other jurisdictions on July 1, 2001, and, among other things, such revisions changed in certain respects the law governing perfection of certain security interests created under the UCC; and

                  WHEREAS, the Depositor, the Servicer and the Trustee wish to amend the Pooling and Servicing Agreement in accordance with Section 13.01(a) thereof in connection with the revisions to the UCC referred to in the preceding recital.

                  In consideration of the mutual agreements herein contained, each party agrees as follows for the benefit of the other parties and for the benefit of the Certificateholders and the other Beneficiaries to the extent provided herein:

                                   ARTICLE I

                                   Definitions

                  SECTION 1.01. Cross Reference to Definitions in Agreement. Capitalized terms used in this Amendment and not defined herein or amended by the terms of this Amendment shall have the meaning assigned to such terms in the Pooling and Servicing Agreement.

                                   ARTICLE II

                                   Amendments

                  SECTION 2.01. The Pooling and Servicing Agreement is hereby amended as follows:

                        (i) each reference to "the UCC as in effect in the State
                  of Vermont" in the Pooling and Servicing Agreement is replaced with a reference to "the UCC as in effect in the applicable jurisdiction";

                        (ii) each reference to "Section 9-105 of the UCC" in the
                  Pooling and Servicing Agreement is hereby replaced with a reference to "Section 9-102 of the UCC", and each reference to "Section 9-306 of the UCC" in the Pooling and








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                  Servicing Agreement is hereby replaced with a reference to
                  "Section 9-315 of the UCC"; and

                        (iii) the words "with the Secretary of the State of
                  Vermont" in the tenth line of paragraph (m) of Section 2.03 of the Pooling and Servicing Agreement are hereby deleted in their entirety.

                                  ARTICLE III

                                  Miscellaneous

                  SECTION 3.01. Counterparts. This Amendment may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                  SECTION 3.02. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation or any provision hereof.

                  SECTION 3.03. Agreement in Full Force and Effect as Amended. Except as specifically amended or waived hereby, all of the terms and conditions of the Pooling and Servicing Agreement shall remain in full force and effect. All references to the Pooling and Servicing Agreement in any other document or instrument shall be deemed to mean the Pooling and Servicing Agreement as amended by this Amendment. This Amendment shall not constitute a novation of the Pooling and Servicing Agreement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and obligations of the Pooling and Servicing Agreement, as amended by this Amendment.

                  SECTION 3.04. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


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                  IN WITNESS WHEREOF, the Depositor, the Servicer and the
Trustee have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                                  BOMBARDIER CREDIT RECEIVABLES
                                  CORPORATION, Depositor



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:



                                  BOMBARDIER CAPITAL INC., Servicer



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:



                                  DEUTSCHE BANK TRUST COMPANY
                                  AMERICAS (formerly known as Bankers Trust
                                  Company), as Trustee



                                  By:
                                     ------------------------------------------
                                     Name:
                                     Title:




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